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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported): September 15, 1999

                      NATIONAL INFORMATION CONSORTIUM, INC.
               (Exact Name of Registrant as Specified in Charter)


            Colorado                     000-26621              52-2077581
 (State or other jurisdiction of  (Commission File Number)     (IRS Employer
         incorporation)                                      Identification No.)

 12 Corporate Woods, 10975 Benson Street, Suite 390, Overland Park, Kansas 66210
   (Address of Principal Executive Offices)                          (Zip Code)

                                 (877) 234-EGOV
              (Registrant's telephone number, including area code)

                                 Not applicable.
          (Former name or former address, if changed since last report)

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         ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On September 15, 1999, the Registrant completed the acquisition of the business of eFed, a provider of Internet-based procurement solutions for the government. eFed is a division of privately held Reston, Virginia-based Electric Press, Inc. The purchase price for the business was $15 million in cash, from the proceeds of Registrant's initial public offering, and 606,000 shares of the Registrant's common stock. Additional consideration is payable depending upon the revenue and earnings performance of eFed through the end of calendar year 2003. The transaction will be accounted for as a purchase.

         ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)  Financial Statements of Businesses Acquired.

         The Registrant expects to file the financial statements of eFed by amendment for the periods required by Rule 3-05(b) of Regulation S-X on or before November 15, 1999.

         (b)  Pro Forma Financial Information.

         The Registrant expects to file pro forma financial information by amendment for the periods required by Article 11 of Regulation S-X on or before November 15, 1999.

         (c)  Exhibits.

         1.1 Press Release of National Information Consortium dated September 13, 1999.

         2.1 Asset Purchase Agreement dated as of September 10, 1999 by and between the Registrant and Electric Press, Inc.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    NATIONAL INFORMATION CONSORTIUM, INC.




                                    By: /s/ KEVIN C. CHILDRESS
                                       ------------------------
                                          Kevin C. Childress
                                          Chief Financial Officer

Date:     September 30, 1999



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EXHIBIT INDEX



EXHIBIT
NUMBER                              DESCRIPTION
- -------                             -----------

       1.1 Press Release of National Information Consortium, Inc. dated September 13, 1999.

       2.1 Asset Purchase Agreement dated as of September 10, 1999 by and between the Registrant and Electric Press, Inc.